UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 _________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 28, 2018

CANTEL MEDICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

On July 2, 2018, the Registrant issued a press release announcing its entry into a $600 million Fourth Amended and Restated Credit Agreement (the "Amended Credit Agreement") dated as of June 28, 2018. The Amended Credit Agreement refinances the Company's credit facility under the Third Amended and Restated Credit Agreement (the "Existing Credit Agreement") dated March 4, 2011, to include a $200 million tranche A term loan and a $400 million revolving credit facility. Subject to the satisfaction of certain conditions precedent, including the consent of the lenders, the Company may from time to time increase its borrowing capacity under the revolving credit facility or tranche A term loan by an aggregate amount not to exceed $300 million.

Borrowings under the Amended Credit Agreement bear interest at rates ranging from 0.00% to 1.00% above prime rate for base rate borrowings, or at rates ranging from 1.00% to 2.00% above the London Interbank Offered Rate ("LIBOR") for LIBOR based borrowings, depending on the Company's "Consolidated Leverage Ratio," which is defined as the consolidated ratio of total funded debt to earnings before interest, taxes, depreciation and amortization ("Consolidated EBITDA"). The Amended Credit Agreement also provides for fees on the unused portion of the revolving credit facility at rates ranging from 0.20% to 0.35%, depending on the Company's Consolidated Leverage Ratio.

The Amended Credit Agreement contains affirmative and negative covenants reasonably customary for similar credit facilities and is secured by (i) substantially all assets of Cantel and its U.S.-based subsidiaries, (ii) a pledge by Cantel of all of the outstanding shares of its U.S.-based subsidiaries and 65% of the outstanding shares of certain of Cantel’s foreign-based subsidiaries and (iii) a guaranty by Cantel’s domestic subsidiaries.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended Credit Agreement, a copy of which is attached at Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01              Financial Statements, Pro-Forma Financial Information and Exhibits

(d) Exhibits

10.1 Fourth Amended and Restated Credit Agreement dated as of June 28, 2018 among Cantel Medical Corp., Bank of America, N.A., Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., and the other lenders party hereto.*

99.1  Press release of Registrant dated June 29, 2018.

* Schedules omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

	By:	/s/ Jorgen B. Hansen
Jorgen B. Hansen
President and Chief Executive Officer

July 2, 2018

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